UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

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M/I Homes, Inc.

(Name of Registrant as Specified in its Charter)

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M/I HOMES, INC.

3 Easton Oval

Columbus, Ohio 43219

December 23, 2009

To the Holders of Depositary Shares of M/I Homes, Inc. representing interests in M/I Homes, Inc.’s 9.75% Series A Preferred Shares:

M/I Homes, Inc. (the “Company”) is holding a special meeting of the holders of its 9.75% Series A Preferred Shares, $0.01 par value per share (the “Preferred Shares”), as represented by the Company’s depositary shares, each representing 1/1000th of a Preferred Share (the “Depositary Shares”), at 9:00 a.m., local time, on Tuesday, January 12, 2010, at the offices of the Company, 3 Easton Oval, Columbus, Ohio.

At the meeting, holders of the Preferred Shares, as represented by the Depositary Shares, will be entitled to nominate two persons each to serve, without compensation, on the Board of Directors of the Company until the earliest of (i) the first date as of which full dividends on the Preferred Shares have been paid for four consecutive quarterly dividend periods, (ii) the date on which such director resigns, dies or is removed, and (iii) the redemption of all of the Preferred Shares. As a holder of Depositary Shares, you will be entitled to direct the voting of the Preferred Shares to the extent of your interest therein. The Company is not soliciting proxies for the special meeting and you are requested not to send the Company a proxy in connection therewith.

Attached to this letter are a Notice of Special Meeting of Preferred Shareholders and an Information Statement, which describe the business to be conducted at the meeting.

Sincerely,

/s/ Robert H. Schottenstein

Robert H. Schottenstein,

Chairman and Chief Executive Officer

Dated: December 23, 2009

M/I HOMES, INC.

3 Easton Oval

Columbus, Ohio 43219

NOTICE OF SPECIAL MEETING OF PREFERRED SHAREHOLDERS

To Be Held January 12, 2010

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Special Meeting”) of the holders of the 9.75% Series A Preferred Shares, $0.01 par value per share (the “Preferred Shares”), of M/I Homes, Inc. (the “Company”), as represented by the Company’s depositary shares, each representing 1/1000th of a Preferred Share (the “Depositary Shares”), will be held at 9:00 a.m., local time, on Tuesday, January 12, 2010, at the offices of the Company, 3 Easton Oval, Columbus, Ohio, to nominate, by majority vote, two persons each to serve, without compensation, on the Board of Directors of the Company until the earliest of (i) the first date as of which full dividends on the Preferred Shares have been paid for four consecutive quarterly dividend periods, (ii) the date on which such director resigns, dies or is removed by the holders of the Preferred Shares and (iii) the redemption of all of the Preferred Shares. The holders of the Depositary Shares are entitled to all of the rights and preferences of the Preferred Shares in proportion to the applicable fraction of a Preferred Share represented by such Depositary Shares and will be entitled to direct the voting of the Preferred Shares to the extent of such interest therein.

Only holders of record of the Preferred Shares (and, therefore, holders of Depositary Shares) at the close of business on December 15, 2009 are entitled to notice of, and to vote at, the Special Meeting. Accompanying this Notice of Special Meeting of Preferred Shareholders is an Information Statement. The Company is not soliciting proxies for the Special Meeting and you are requested not to send the Company a proxy in connection therewith.

By Order of the Board of Directors,

/s/ J. Thomas Mason

J. Thomas Mason,

Secretary

December 23, 2009

M/I HOMES, INC.

3 EASTON OVAL

COLUMBUS, OHIO 43219

INFORMATION STATEMENT

GENERAL INFORMATION

This Information Statement is being furnished by M/I Homes, Inc. in connection with the special meeting of the holders of its 9.75% Series A Preferred Shares, $0.01 par value per share (the “Preferred Shares”), as represented by the Company’s depositary shares (the “Depositary Shares”), to be held on Tuesday, January 12, 2010, at 9:00 a.m., local time, at our corporate offices at 3 Easton Oval, Columbus, Ohio (the “Special Meeting”). The purpose of this Special Meeting is set forth in the Notice of Special Meeting of Preferred Shareholders to which this Information Statement is attached. All references in this Information Statement to “M/I Homes,” the “Company,” “we,” “our” or “us” refer to M/I Homes, Inc.

We anticipate that this Information Statement will be first sent or given to holders of the Depositary Shares on or about December 23, 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE PREFERRED SHARES

The following description of the Preferred Shares does not purport to be a complete description of the terms of the Preferred Shares and is qualified in its entirety by reference to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”).

Description of the Preferred Shares

In March 2007, we issued 4,000,000 Depositary Shares, with each Depositary Share representing 1/1000th of a Preferred Share. The holders of the Depositary Shares are entitled to all of the rights and preferences of the Preferred Shares in proportion to the applicable fraction of a Preferred Share represented by such Depositary Shares. As discussed further below under the heading “Description of the Preferred Share Voting Rights,” in certain circumstances, holders of Preferred Shares will be entitled to vote for the nomination of two persons to serve, without compensation, on the Board of Directors of the Company (the “Board of Directors”). This means that holders of the Preferred Shares will be entitled to one vote per Preferred Share and holders of Depositary Shares will be entitled to 1/1000th of such vote per Depositary Share.

Description of the Preferred Share Voting Rights

The Articles of Incorporation provide the holders of the Preferred Shares with voting rights upon the occurrence of certain events. The Articles of Incorporation require that, in the event dividends on the Preferred

Shares are not paid in an aggregate amount equal to at least six full quarterly dividend payments (whether or not consecutive), the Company shall call a meeting of the holders of the Preferred Shares (and, therefore, the Depositary Shares) for the purpose of nominating, by majority vote, two persons to serve on the Board of Directors (the “Preferred Directors”). In accordance with the Articles of Incorporation, the Company will appoint as directors the persons nominated as Preferred Directors by the holders of the Preferred Shares.

During such time as the Preferred Directors are appointed and serving, such Preferred Directors will be members of the Board of Directors and have the same rights, duties and obligations as all other members of the Board of Directors, except the Preferred Directors will not receive the compensation paid to non-employee directors of the Company. The term of each Preferred Director, once appointed, will continue until the earliest of (i) the first date as of which full dividends on the Preferred Shares have been paid for at least four consecutive quarterly dividend periods (but subject always to the same provisions in the case of future missed six full quarterly dividend payments), (ii) the date on which such Preferred Director resigns, dies or is removed by the holders of the Preferred Shares, by majority vote, either in writing or at a meeting duly called for such purpose, and (iii) the redemption of all of the Preferred Shares. The holders of Preferred Shares, by majority vote, will have the right to remove the Preferred Directors and to fill vacancies.

ABOUT THE MEETING

As a result of restrictions set forth in the indenture governing our outstanding 6.875% senior notes, we have been (and continue to be) prohibited from paying dividends on the Preferred Shares and the dividend payment date of December 15, 2009 was the sixth dividend payment date for which dividends on the Preferred Shares have not been paid. Accordingly, the holders of the Preferred Shares are entitled to nominate, as discussed above, two Preferred Directors. In connection with such requirement, the Board of Directors has called this Special Meeting of the holders of the Preferred Shares.

Who May Vote

Holders of Preferred Shares as represented by Depositary Shares of record at the close of business on December 15, 2009 (the “Record Date”), may vote at the Special Meeting. As of the Record date, there were 4,000 Preferred Shares outstanding and 4,000,000 Depositary Shares outstanding.

Quorum

A quorum for the Special Meeting is a majority of the outstanding Preferred Shares on the Record Date. This means that a majority of the outstanding Depositary Shares must be present in person or represented by proxy at the Special Meeting for a quorum to be obtained. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. In the event of an absence of a quorum at the Special Meeting, no action may be conducted at the Special Meeting and the Company will have no requirement to call an additional Special Meeting to nominate the Preferred Directors.

Nominations

Nominees for election as a Preferred Director shall be made at the Special Meeting, in person or by proxy. The Board of Directors does not take any position with respect to the election of any potential nominees for election as Preferred Directors, is not soliciting any proxies in connection with the Special Meeting and does not make any recommendation “For” or “Against” the nomination of any person as a Preferred Director. As of December     , 2009, the Company has not received any nomination for Preferred Directors, nor does the Company know of any person’s intent to make such nomination.

Applicable rules of the Securities and Exchange Commission may require that, if proxies are solicited from the holders of Preferred Shares in support of or in opposition to the nomination of a Preferred Director for election, the person soliciting such holders must provide them with a proxy statement containing certain prescribed information, including information concerning the nominees. The Company assumes no responsibility for the accuracy or completeness of any information contained in any proxy material furnished to any holder of Preferred Shares concerning the nomination of any Preferred Director.

Meeting

The Special Meeting will be conducted by a representative of the Company in accordance with such rules and procedures as the Company shall determine in its sole discretion.

Interests of Officers and Directors

Certain of our directors and executive officers own Depositary Shares. To the extent they own Depositary Shares, their interests may be different from other holders of the Depositary Shares by virtue of the fact that they are directors and/or employees of the Company.

Votes Needed

To be nominated at the Special Meeting, the Preferred Director nominees must each receive a majority vote of the Preferred Shares present in person or represented by proxy at the Special Meeting. Broker non-votes will not be able to vote at the Special Meeting and, therefore, effectively will be a vote against the nomination of any person as a Preferred Director. In addition, abstentions from voting will have the same effect and effectively will be a vote against the nomination of any person as a Preferred Director.

General

Holders of Depositary Shares may instruct the Depositary, Computershare Trust Company, N.A., the registered holder of the Preferred Shares, as to the exercise of the voting rights pertaining to the amount of the Preferred Shares represented by such holders’ Depositary Shares by writing the Depositary at Computershare Trust Company, N.A., c/o Computershare Shareholder Services, Inc., 250 Royall Street, Canton, Massachusetts 02021, Attention: General Counsel. Holders of Depositary Shares must enclose evidence of their ownership (such as a letter from the bank, broker or other nominee confirming their ownership or a bank or brokerage firm account statement, in each case, which must include the number of Depositary Shares that the holders own).

Only holders of the Preferred Shares as represented by the Depositary Shares and their proxy holders and our invited guests may attend the Special Meeting. If you want to attend the Special Meeting in person but you hold your shares through someone else, such as a stockbroker, please send written notice of your desire to attend the Special Meeting to M/I Homes, Inc., 3 Easton Oval, Columbus, Ohio 43219, Attention: J. Thomas Mason, Secretary, and you must enclose evidence of your ownership (such as a letter from the bank, broker or other nominee confirming your ownership or a bank or brokerage firm account statement, in each case, which must include the number of Depositary Shares you own). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of November 19, 2009 the number and percentage of (1) the outstanding common shares, par value $0.01 per share, of the Company (the “Common Shares”), beneficially owned by each person who, to the knowledge of the Company, beneficially owns more than five percent of the outstanding Common Shares, and (2) the outstanding Common Shares and Depositary Shares beneficially owned by each of the Company’s directors and named executive officers identified in the Company’s Proxy Statement for the Company’s 2009 Annual Meeting of Shareholders held on May 5, 2009 and all of the current directors and executive officers of the Company as a group. Except as set forth in the footnotes to the table, the shareholders have sole voting and dispositive power with respect to such Common Shares and Depositary Shares:

Name of Beneficial Owner	Number of Common Shares (1)		Percent of Class	Number of Depositary Shares		Percent of Class
Joseph A. Alutto, Ph.D.	19,180	(2)	*			*
Friedrich K. M. Böhm	33,976	(2)	*			*
Yvette McGee Brown	4,018	(2)	*			*
Phillip G. Creek	114,153	(2)	*			*
Thomas D. Igoe	25,204	(2)(9)	*			*
J. Thomas Mason	44,633	(2)	*			*
Jeffrey H. Miro	41,622	(2)	*			*
Robert H. Schottenstein	890,192	(2)(3)	4.7%	74,050	(10)	1.8%
Norman L. Traeger	39,458	(2)	*	16,000	(11)	0.4%
All current directors and executive officers as a group (9 persons)	1,212,436		6.4%	90,050		2.2%
Barclays Global Investors, NA.	1,744,057	(4)	9.4%	N/A		N/A
400 Howard Street
San Francisco, CA 94105
FMR Corp.	1,730,000	(5)	9.3%	N/A		N/A
82 Devonshire Street
Boston, MA 02109
Franklin Resources, Inc.	1,655,850	(6)	8.9%	N/A		N/A
One Franklin Parkway
San Mateo, CA 94403-1906
Dimensional Fund Advisors LP	1,152,350	(7)	6.2%	N/A		N/A
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746
T. Rowe Price Associates, Inc.	1,140,370	(8)	6.2%	N/A		N/A
100 E. Pratt Street
Baltimore, MD 21202

*	Less than one percent of the outstanding Common Shares.

(1)

The amounts shown include 12,953, 19,109, 6,475, 4,170, 2,226, 7,518, 628 and 15,613 Common Shares held by Joseph A. Alutto, Ph.D., Friedrich K.M. Böhm, Phillip G. Creek, Thomas D. Igoe, J. Thomas Mason, Jeffrey H. Miro, Robert H. Schottenstein and Norman L. Traeger, respectively, under the terms of the Company’s Executives’ Deferred Compensation Plan or the Company’s Director Deferred Compensation Plan, as applicable. Under the terms of the Executives’ Deferred Compensation Plan and the Director Deferred Compensation Plan, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan, until such Common Shares are distributed pursuant to the terms of the plan.

(2)

The amounts shown include 5,700, 103,182, 7,300, 37,407, 8,500, 254,164 and 8,500 Common Shares for Friedrich K.M. Böhm, Phillip G. Creek, Thomas D. Igoe, J. Thomas Mason, Jeffrey H. Miro, Robert H. Schottenstein and Norman L. Traeger, respectively, which underlie currently exercisable stock options. The amounts shown also include 4,027 Common Shares held by each of Joseph A. Alutto, Ph.D., Friedrich K.M. Böhm, Thomas D. Igoe, Jeffrey H. Miro and Norman L. Traeger and 3,018 Common Shares held by Yvette McGee Brown in the form of stock units issued pursuant to the 2006 Director Equity Incentive Plan and 1,000 Common Shares held by each of Joseph A. Alutto, Ph.D., Friedrich K.M. Böhm, Thomas D. Igoe, Yvette McGee Brown, Jeffrey H. Miro and Norman L. Traeger in the form of stock units issued pursuant to the 2009 Long-Term Incentive Plan. Under the terms of the 2006 Director Equity Incentive Plan and the

2009 Long-Term Incentive Plan, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan in the form of stock units, until such Common Shares are distributed pursuant to the terms of the plan.

(3)

635,400 of these Common Shares are held of record by IES Family Holdings No. 2, LLC, an Ohio limited liability company. Robert H. Schottenstein is the sole manager of IES Family Holdings No. 2, LLC and has sole voting and dispositive power with respect to such 635,400 Common Shares. In addition, 10,000 of these Common Shares are owned by Robert H. Schottenstein’s spouse, as to which Mr. Schottenstein disclaims beneficial ownership. The address of Robert H. Schottenstein is 3 Easton Oval, Suite 500, Columbus, Ohio 43219.

(4)

Based on information set forth in a Schedule 13G dated February 6, 2009, which was filed on behalf of Barclays Global Investors, NA. (“BGI”), Barclays Global Fund Advisors (“BGFA”), Barclays Global Investors, Ltd (“BGIL”) and certain other Barclays entities. BGI has sole voting power with respect to 458,430 of such Common Shares and sole dispositive power with respect to 542,928 of such Common Shares. BGFA has sole voting with respect to 1,031,924 of such Common Shares and sole dispositive power with respect to 1,192,249 of such Common Shares. BGIL has sole dispositive power with respect to 8,880 of such Common Shares. The Common Shares reported are held by the Barclays entities in trust accounts for the economic benefit of the beneficiaries of those accounts.

(5)

Based on information set forth in a Schedule 13G/A dated February 14, 2007, which was filed on behalf of FMR Corp., a parent holding company, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment advisor, Edward C. Johnson 3d, Chairman of FMR Corp., and Fidelity Low Priced Stock Fund (the “Fund”), an investment company. Fidelity is the beneficial owner of such Common Shares as a result of acting as investment advisor to various investment companies (including the Fund, which holds such Common Shares). Mr. Johnson and FMR Corp., through its control of Fidelity, and the Fund each has sole dispositive power with respect to all of such Common Shares. The Fund has sole voting power with respect to all of such Common Shares, and Fidelity carries out the voting of the Common Shares held by the Fund under written guidelines established by the Fund’s Board of Trustees.

(6)

Based on information set forth in a Schedule 13G/A dated June 9, 2009, which was filed on behalf of Franklin Resources, Inc. (“FRI”), Franklin Advisory Services, LLC, an indirect wholly-owned investment management subsidiary of FRI (“FAS”), and Charles B. Johnson and Rupert H. Johnson, Jr., the principal shareholders of FRI. FAS has sole voting power with respect to 1,583,750 of such Common Shares and sole dispositive power with respect to 1,655,850 of such Common Shares. For purposes of Rule 13d-3 under the Exchange Act, each of FRI, Charles B. Johnson and Rupert H. Johnson, Jr. may be deemed to be a beneficial owner of the Common Shares held by FAS.

(7)

Based on information set forth in a Schedule 13G/A dated February 9, 2009, which was filed on behalf of Dimensional Fund Advisors LP, a registered investment advisor who, in its role as investment advisor or manager to four registered investment companies and certain other commingled group trusts and separate accounts, has sole voting power with respect to 1,130,289 of such Common Shares and sole dispositive power with respect to 1,152,350 of such Common Shares.

(8)

Based on information set forth in a Schedule 13G/A dated February 13, 2009, which was filed on behalf of T. Rowe Price Associates, Inc., a registered investment advisor, who has sole voting power with respect to 511,300 of such Common Shares and sole dispositive power with respect to 1,140,370 of such Common Shares.

(9)	The amount shown includes 8,307 Common Shares pledged as security on a margin account with a brokerage firm.

(10)

Of the 74,050 Depositary Shares that Robert H. Schottenstein beneficially owns, (1) 1,000 are held in the Irving E. Schottenstein Marital Trust 1, of which Mr. Schottenstein is one of four trustees, (2) 61,100 are held in the Irving E. Schottenstein Marital Trust 2, of which Mr. Schottenstein is one of four trustees,

(3) 5,950 are held in the Irving E. Schottenstein Insurance Trust, of which Mr. Schottenstein is one of three trustees, (4) 2,000 are held in the Alissa Schottenstein Skip Trust, of which Mr. Schottenstein is the sole trustee, (5) 2,000 are held in the Joshua Schottenstein Skip Trust, of which Mr. Schottenstein is the sole trustee and (6) 2,000 are held in the Leah Schottenstein Skip Trust, of which Mr. Schottenstein is the sole trustee. Mr. Schottenstein, in his capacity as a trustee of each of these trusts, has sole voting power (to the extent applicable) and sole dispositive power with respect to all such Depositary Shares and disclaims beneficial ownership of all such Depositary Shares.

(11)

Of the 16,000 Depositary Shares that Norman L. Traeger beneficially owns, (1) 5,500 are held by Mr. Traeger, (2) 2,700 are held by his spouse and (3) 7,800 are held by the Traeger Family Limited Partnership, which is indirectly controlled by Mr. Traeger and as to which Mr. Traeger has sole voting power (to the extent applicable) and sole dispositive power. Mr. Traeger disclaims beneficial ownership of the 7,800 Depositary Shares held by the Traeger Family Limited Partnership, except to the extent of his percentage interest therein.

ADDITIONAL MATTERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT FOR THE SPECIAL MEETING TO BE HELD ON JANUARY 12, 2010:

This Information Statement is available online at: www.edocumentview.com/mho

For information on how to obtain directions to the Special Meeting, please contact our Investor Relations department at (614) 418-8225 or investorrelations@mihomes.com.

By Order of the Board of Directors,

/s/ J. Thomas Mason
J. Thomas Mason, Secretary